EXHIBIT 99.1

FOR IMMEDIATE RELEASE June 30, 2005	CONTACT: SUE SACHDEVA (414) 964-5000

Koss Extends Brand Name License in Canada

Milwaukee, Wisconsin: Koss Corporation (“Koss”), the U.S. based leader in high fidelity stereophones, has announced the extension of its licensing agreement for electronics products with Sonigem Products, Inc. (“Sonigem”). The Amendment to the License Agreement with Sonigem will be effective August 1, 2005 (the “Amendment”). The Amendment provides Sonigem with the exclusive right and license to use certain Koss trademarks in Canada in connection with the manufacture, production, distribution and sale of an increased number of licensed products, with the prior approval of Koss. In consideration for these increased rights, the Amendment also provides for increased minimum royalty payments payable to Koss, which may partially offset certain previously disclosed reductions in royalty income for the fiscal year 2006.

Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.